INTRENET, INC.



        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD MAY 22, 1996




   The annual meeting of shareholders of Intrenet, Inc. will be held at 270 Park Avenue, Room F, Eleventh Floor, New York, New York, on Wednesday, May 22, 1996, at 9:30 a.m., New York City time, for the following purposes:

      (1)To elect seven directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified;

      (2)To approve or disapprove the appointment of Arthur Andersen LLP as auditors for the Company for 1996; and

      (3)To transact such other business as may properly come before the meeting.

   All shareholders of record at the close of business on March 15, 1996, will be eligible to vote.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ADDRESSED, POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE CANCELED.





                                            Jonathan G. Usher, Secretary















                      (ANNUAL REPORT CONCURRENTLY MAILED)

                                INTRENET, INC.
                   400 TECHNECENTER DRIVE
                    MILFORD, OHIO  45150


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 22, 1996


   This statement is being furnished on or about April 19, 1996, in connection with the solicitation by the Board of Directors of Intrenet, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at 9:30 a.m., New York City time, on Wednesday, May 22, 1996 at 270 Park Avenue, Room F, Eleventh Floor, New York, New York, for the purposes set forth in the accompanying Notice.

   At the close of business on March 15, 1996, the record date for the meeting, there were 13,227,338 shares of common stock, without par value, of the Company ("Common Stock") outstanding and entitled to vote at the meeting. On all matters, including the election of directors, each shareholder will have one vote for each share held.

   If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is voted. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. Attendance in person at the meeting by a shareholder will constitute revocation of a proxy, and the shareholder may vote in person.

   Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as directors of all nominees listed under Proposal 1 and for the proposal shown as Proposal 2. Assuming a quorum is present at the meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting. Approval of Proposal 2 is subject to the vote of a greater number of shares favoring the proposal than opposing it, assuming a quorum is present. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Because none of the proposals to be considered at the meeting requires the affirmative vote of a specified number of outstanding shares (they require only a plurality or a majority of the shares voted), neither the non-voting of shares nor abstentions on a specific proposal will affect the determination of whether such proposal will be approved.

   The Board of Directors knows of no matters, other than those reported below, which are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

   The cost of this solicitation of proxies will be borne by the Company.

                             ELECTION OF DIRECTORS

NOMINEES

   The Board of Directors has adopted a resolution reducing the number of directors of the Company from nine to seven members effective as of the annual meeting. Each director will hold office for a term of one year and until his or her successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of the seven persons identified below, each of whom is now a director. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If, for any reason, one or more of such persons is unable to serve, it is the intention of the persons named in the accompanying form of proxy to nominate such other person(s) as director as they may in their discretion determine, in which event the shares will be voted for such other person(s).

   The names, ages and principal occupations of the nominees and other directorships held by them are set forth below. Unless otherwise indicated in the following table, the principal occupation of each nominee has been the same for the last five years.

                                DIRECTOR
       NAME             AGE       SINCE           PRINCIPAL OCCUPATION

Jackson A. Baker        57        1993       President  and  CEO  of the Company.   Mr. Baker  has  been  President  and  CEO  since
                                             January 1993.   From  January 1990   to  December  1992,  he  was  self-employed  as  a
                                             transportation consultant.  From February  1987 to December  1989, he was President and
                                             COO of Sea-Land Service, Inc. (containerized shipping firm).

Eric C. Jackson         51        1993       Chief  Executive  Officer,  Great  Basin  Southwest   Trucks,   Inc.  (group  of  truck
                                             dealerships).

Fernando Montero        49        1993       President, Hanseatic Corporation (financial and investment advisory services).

Edwin H. Morgens        54        1991       Chairman,  Morgens,  Waterfall,  Vintiadis & Company, Inc. (financial  services  firm).
                                             Mr. Morgens is a director of Sheffield  Exploration  Company  and Programmers Paradise,
                                             Inc.  Mr. Morgens also serves as Chairman of the Board of the Company.

Thomas J.  Noonan, Jr.  56        1990       Executive  Vice President and Chief Financial Officer, Herman's  Sporting  Goods,  from
                                             July 1994 to  present.  From February 1993 to June 1994, he was a Managing Director and
                                             Chief Executive  Officer  of  TFGII,  a management consulting firm.  From March 1990 to
                                             January 1993, Mr. Noonan was Executive  Vice President of the Company.  From April 1989
                                             to March 1990, he was a consultant to the Company.
A. Torrey Reade         44        1991       President, Neptune Management Company, Inc. (investment management firm)

                                             .



Philip Scaturro         57        1996       Executive  Vice President and Managing Director,  Allen  &  Company,  Inc.  (investment banking firm)  for  more  than the past five years.  Mr. Scaturro is also a director of
                                             United Asset Management Corporation and Savoy Pictures Entertainment, Inc.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NOMINEES.

MEETINGS AND COMMITTEES

    During 1995, the Board of Directors of the Company held 13 meetings. The Board of Directors had an Audit Committee, a Compensation Committee and an
Incentive Compensation Committee during 1995. The Audit Committee, which currently consists of Ms. Reade and Messrs. Noonan and Montero recommends the appointment of the Company's auditors and meets with the auditors to discuss accounting matters and internal controls. The Audit Committee met twice during 1995. The Compensation Committee, which currently consists of Messrs. Morgens, Baker and Jackson and Joseph A. Ades (who is currently a director but not a nominee for election), sets and reviews the compensation of executive officers. The Compensation Committee met once during 1995. The Incentive Compensation Committee was appointed to administer the Company's 1994 Stock Option and Incentive Plan. The members of the Incentive Compensation Committee are Messrs. Morgens, Ades and Jackson. The Incentive Compensation Committee met once in 1995. The Nominating Committee, which currently consists of Messrs. Morgens, Montero and Scaturro, recommends to the full Board persons for nomination as directors. The Nominating Committee met once during 1995. No director attended fewer than 75% of the aggregate of the total number of meetings held in 1995 by the Board of Directors and its committees on which such director served.

DIRECTOR COMPENSATION

    Each non-officer director is paid a fee of $2,000 per quarter and an attendance fee of $750 for each meeting of the Board, and $500 for each other committee meeting attended.

SECTION 16(A) REPORTING

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of Common Stock, to file reports of ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than-ten-percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during 1995, all filing requirements applicable to its officers, directors, and greater-than-ten-percent shareholders were complied with, except that Jeffrey B. Stone (who is currently a director, but not a nominee for election) filed a late Form 4 that was due in January 1996 reporting a purchase.

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and non-cash compensation for each of the last three years awarded to or earned by the Chief Executive Officer and the other executive officers of the Company. The Company had no other executive officers serving at December 31, 1995.

                                                ANNUAL COMPENSATION
    Name and Principal            YEAR       SALARY                              Long Term         All Other
               POSITION                      BONUS (1)                         COMPENSATION      COMPENSATION
                                               AWARDS (1)
                                             Securities
                                             Underlying
                                               OPTIONS

Jackson A.  Baker               1995           $300,000             $0         0                      $1,000
   President and Chief          1994            300,000              0         0                       950
Executive                       1993            276,923              0   200,000                       435
   Officer

James V.  Davis                 1995           $200,000        $25,000          0                        $
   Executive Vice President     1994            200,000         20,833     12,000               1,000
                                1993             76,923              0    100,000                          750
                                                                                                           435

Jonathan G.  Usher              1995           $145,000        $25,000          0                        $
   Vice President - Finance     1994            146,428         40,000     12,000               1,000
and Chief                       1993            140,000         35,000          0                          600
    Financial Officer                                                                                      435


__________



(1) Represents premiums paid for life and disability insurance coverage, and matching contributions by the Company under the Intrenet Employee Retirement Savings Plan (401(k) Plan).



OPTION EXERCISES AND COMPANY'S YEAR-END VALUES



   Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted in 1995 and prior years to the persons named in the Summary Compensation Table and held by them at December 31, 1995.

                                                             Number of Securities          Value of Unexercised
                        Shares Acquired                     Underlying Unexercised        In-the-Money Options at
         NAME             ON EXERCISE        Value       OPTIONS AT DECEMBER 31, 1995      DECEMBER 31, 1995 (1)
                                           REALIZED

                                                          EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE

Jackson A. Baker              ---             ---           200,000             ---                $              $0
                                                                                       50,000

James V. Davis                ---             ---           112,000             ---               0

Jonathan G. Usher             ---             ---            57,000             ---          33,750


__________



(1) The closing price of the Company's Common Stock as reported by NASDAQ for December 29, 1995 was $1.75. Value is calculated as the difference between the exercise price and $1.75, multiplied by the number of "in-the-money" shares of Common Stock underlying the options.



EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS



   As of the date of this Proxy Statement, the Company has employment agreements in effect with each of its executive officers.



   The employment agreement with the Company's President and CEO, Jackson A. Baker, became effective on January 19, 1993, and was for a term through
December 31, 1995. The agreement provides for an annual base salary of $300,000. The agreement may be terminated by the Company's Board of Directors with or without "cause." If the Company terminates the agreement without cause, the agreement provides for a severance payment of $75,000. If such termination occurs within 90 days after a "change in control," the severance payment increases to $300,000. If the Company terminates the agreement with cause, or if Mr. Baker terminates the agreement, dies or becomes disabled, then there is no severance payment. The agreement was extended on a month-to-month basis in December 1995.



   The employment agreement with the Company's Executive Vice President, James V. Davis, became effective on August 2, 1993 and is for a term through June 30, 1996. The agreement provides for an annual base salary of $200,000. The agreement may be terminated by the Board of Directors with or without "cause." If the Company terminates the agreement without cause, the agreement provides for a severance payment of $200,000. If the Company terminates the agreement with cause or if Mr. Davis dies, becomes disabled or terminates the agreement at any time other than within 90 days after a "change in control," there is no severance payment. If Mr. Davis terminates the agreement within 90 days after a change in control, Mr. Davis is entitled to a severance payment equal to the greater of $200,000 or the total compensation, including bonus, paid to him for the preceding year.



   The employment agreement with the Company's Vice President - Finance and Chief Financial Officer, Jonathan G. Usher, dated March 1, 1994, has a term through February 28, 1996. In 1995, the agreement was extended to February 28, 1997. The agreement provides for an annual base salary of $145,000. The agreement may be terminated by the Company or Mr. Usher either with or without "cause," as defined in the agreement. If the Company terminates the agreement without cause or if Mr. Usher terminates the agreement with cause, the agreement provides for a severance payment of $145,000. The definition of cause that would entitle Mr. Usher to such severance payment includes, but is not limited to, a change in control of the Company. If the Company terminates the agreement with cause or if Mr. Usher terminates the agreement without cause, dies or becomes disabled, there is no severance payment.



OPTION PLANS



   On August 15, 1992, the Board of Directors adopted the Company's 1992 Non-qualified Stock Option Plan (the "1992 Plan"). The 1992 Plan authorized the Board of Directors to grant options to purchase up to 590,000 shares of Common Stock. Recipients of the options were employees of the Company or its affiliates and certain independent contractors. No further options may be granted under the 1992 Plan. At December 31, 1995, there were a total of 250,000 options outstanding under the 1992 Plan.



   On April 6, 1993, the Board of Directors adopted the Company's 1993 Stock Option and Incentive Plan (the "1993 Plan"). The 1993 Plan was approved by shareholders on May 19, 1993. The 1993 Plan authorizes the Incentive Compensation Committee of the Board of Directors to make awards of non-qualified and incentive stock options and restricted stock to officers or key employees of the Company and its subsidiaries. The total number of shares of Common Stock available for awards is 1,000,000, subject to antidilution adjustments. The 1993 Plan will terminate no later than April 6, 2003. At December 31, 1995, 225,500 unexercised options were outstanding under the 1993 Plan. No options were granted during 1995 under the 1993 Plan to the persons named in the Summary Compensation Table.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS



   During 1995, the Compensation Committee consisted of directors Morgens, Baker, Ades and Jackson. None of the committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION



   GENERAL. The Compensation Committee decides, or recommends to the Board for its decision, all matters of policy relating to compensation of executive management. During 1995, the Compensation Committee consisted of Messrs. Morgens, Baker, Ades, and Jackson. The Incentive Compensation Committee approves grants of stock and options to purchase stock under the 1993 Stock Option and Incentive Plan. During 1995, the Incentive Compensation Committee consisted of Messrs. Morgens, Ades and Jackson.



   Compensation programs for the Company's executive officers are designed to attract, retain and motivate employees who will contribute to achievement of corporate goals and objectives. Elements of executive compensation include salaries, bonuses, and awards of stock and options to purchase stock, with the latter two being discretionary. The Incentive Compensation Committee takes into account factors relevant to the specific compensation component being considered, including compensation paid by other business organizations of comparable size and complexity, the generation of income and cash flow by the business, the attainment of annual individual and business objectives and an assessment of business performance against peer groups of companies in the Company's business.



   CEO COMPENSATION. Jackson A. Baker, the President and CEO, was paid a salary of $300,000 for his services during 1995. The terms of Mr. Baker's compensation were not altered during 1995, although Mr. Baker's compensation arrangement was extended by the Board of Directors on a month-to-month basis when his employment agreement expired in December 1995.



                                       The Compensation Committee



                                       Edwin H. Morgens

                                       Jackson A. Baker

                                       Eric C. Jackson

                         COMPARATIVE STOCK PERFORMANCE



   The graph below compares the cumulative total shareholder return on the Common Stock for the last four years with a cumulative total return on the NASDAQ Stock Market (US) Index (the "NASDAQ Index") and the NASDAQ Trucking and Transportation Stock Index (the "Trucking Index") over the same period assuming the investment of $100 in the Company's Common Stock, the NASDAQ Index and the Trucking Index on May 9, 1991, the date on which the Common Stock began trading on NASDAQ. The Company believes that comparisons with earlier periods would not be meaningful. The shareholder return shown on the graph is not necessarily indicative of future performance.



                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG

              INTRENET, INC., THE NASDAQ STOCK MARKET (US) INDEX

            AND THE NASDAQ TRUCKING AND TRANSPORTATION STOCK INDEX




                    5/9/91      12/31/91    12/31/92     12/31/93    12/31/94    12/31/95

Intrenet               100.00       130.00       90.00       345.00      360.00      140.00

NASDAQ Index           100.00       120.00      140.00       160.00      160.00      230.32

Trucking Index         100.00       110.00      140.00       160.00      155.00      176.69



                             <performance graph omitted>



















                        APPOINTMENT OF AUDITORS

    The appointment of Arthur Andersen LLP as auditors for the Company during 1996 is recommended by the Audit Committee of the Board of Directors and will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event that the votes cast against the proposal exceed those cast in favor, the selection of auditors will be made by the Board of Directors. A representative of Arthur Andersen LLP is expected to be present at the meeting and will be given an opportunity to make a statement if he desires and to respond to appropriate questions.

    THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  SHAREHOLDERS  VOTE   FOR   THE
RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE COMPANY DURING 1996.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth the number of shares of Common Stock owned by any person (including any group) known by management to beneficially own more than 5% of the Common Stock as of March 15, 1996. Unless indicated otherwise in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                        NUMBER OF SHARES                   PERCENT
   NAME AND ADDRESS OF                    BENEFICIALLY                       OF
    BENEFICIAL OWNER                          OWNED                         CLASS

Morgens, Waterfall, Vintiadis &
     Company, Inc. (1)                2,903,735                     21.95%
610 Fifth Avenue
New York, NY  10020

Hanseatic Corporation and
     Wolfgang Traber (2)              2,753,923                     20.82%
450 Park Avenue
Suite 2302
New York, NY   10022

Allen Value Partners, L.P., et al. (3)2,196,218                     16.60%
711 Fifth Avenue
New York, NY  10022

Brookhaven Capital Management Co., Ltd.  (4)707,223                  5.35%
3000 Sandhill Road, Building 4, Suite 130
Menlo Park, CA 94025

__________

(1)The source of the information relating to this group of shareholders is Amendment No. 2 to a statement filed with the Securities and Exchange Commission by such group and dated January 19, 1993. Other members of the group are: Phoenix Partners, Betje Partners, Phaeton International N.V., Morgens, Waterfall, Vintiadis Investments N.C., Restart Partners, L.P., Restart Partners II, L.P., Morgens, Waterfall, Vintiadis & Co., Inc. Employees' Profit Sharing Plan, Morgens Waterfall Income Partners, Edwin H. Morgens and Bruce Waterfall. Mr. Morgens is a director of the Company. Each member of the group has disclaimed beneficial ownership of the securities owned by other members of the group.

(2)The source of the information relating to this group of shareholders is a statement filed with the Securities and Exchange Commission by such group and dated January 19, 1993. Fernando Montero, President of Hanseatic Corporation, is a director of the Company. Mr. Traber and management officials of Hanseatic Corporation share beneficial ownership of the securities owned by the group.

(3)The source of the information relating to this group of shareholders is a statement filed with the Securities and Exchange Commission by such group and dated January 19, 1993. Other members of the group are Allen Value Limited and Allen Holding, Inc. Allen Holding, Inc. has disclaimed beneficial ownership of the securities owned by other members except as to Allen Holding, Inc.'s equity interest and profit participation in such entities. Philip Scaturro, a director of the Company is Executive Vice President and a Managing Director of Allen & Company, Inc., an affiliate of the members of the group.

(4)The source of the information relating to this group of shareholders is a statement filed with the Securities and Exchange Commission by such group and dated October 26, 1994. Other members of the group are: Cadence Fund, L.P., Vincent A. Carrino and Daniel R. Coleman. Certain members of the group have disclaimed beneficial ownership of Common Stock by other members of the group.


                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth the number of shares of Common Stock beneficially owned by all directors, each of the persons named in the Summary Compensation Table and directors and executive officers as a group as of March 15, 1996. Unless indicated otherwise in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                   Number of Shares                Percent
       Name of                       Beneficially                    of
  BENEFICIAL OWNER                       OWNED                      CLASS

Jackson A. Baker                       531,672  (1)                  4.02%

James V. Davis                         112,000  (2)                  *

Eric C. Jackson                        322,673  (3)                  2.44%

Fernando Montero                     2,753,923  (4)                 20.82%

Edwin H. Morgens                     2,903,735  (5)                 21.95%

Thomas J. Noonan, Jr.                   30,610                       *

A. Torrey Reade                        626,884  (6)                  4.74%

Philip Scaturro                      2,196,218  (7)                 16.60%

Jonathan G. Usher                       93,500  (8)                  *

All directors and executive officers 9,571,215  (9)                 70.40%
as a group (9 persons)
__________

  * Less than one percent.

(1) Includes 200,000 shares that may be purchased pursuant to stock options that are exercisable within 60 days.

(2) Includes 112,000 shares that may be purchased pursuant to stock options that are exercisable within 60 days.

(3) Includes 317,673 Shares owned of record by an affiliate of Mr. Jackson with whom he shares voting and investment power.

(4) Represents shares owned of record by Hanseatic Corporation of which Mr. Montero is President. Mr. Montero shares voting and investment power with other management officials of Hanseatic Corporation and Wolfgang Traber.

(5) Represents shares owned of record by various entities who may be deemed affiliates of Mr. Morgens. Mr. Morgens has disclaimed beneficial ownership of such securities.

(6)Represents  shares  owned  of  record  by  various entities affiliated  with
   Ms. Reade.    Ms. Reade  has  disclaimed  beneficial   ownership   of   such
   securities.

(7) Represents shares owned of record by various entities who may be deemed affiliates of Mr. Scaturro.

(8) Includes 57,000 shares that may be purchased pursuant to stock options that are exercisable within 60 days.

(9) Includes 369,000 shares that may be purchased pursuant to stock options that are exercisable within 60 days.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Great Basin Southwest Trucks, Inc. ("Great Basin"), a Salt Lake City-based truck dealership, is an affiliate of director Eric C. Jackson. In 1995, Great Basin sold approximately 290 tractors to unaffiliated leasing companies who in turn leased the tractors to the Company's subsidiaries. The tractors had an aggregate fair market value of approximately $20.3 million. As selling dealer, Great Basin was paid a commission by the lessors equal to approximately 2% of the fair market value of the tractors. During 1996, the Company expects to lease an additional 295 tractors that will be sold by Great Basin to unaffiliated lessors. Such tractors will have an aggregate fair market value of approximately $20.6 million. The lessors will pay Great Basin a commission of approximately 2%. The terms of the leases entered into with such leasing companies are the result of arm's-length negotiations between the Company and the lessors. The Company believes that the involvement of Great Basin as selling dealer has not resulted and will not result in lease terms that are less favorable to the Company than would otherwise be available to it. The Company also purchases maintenance parts and services from Great Basin from time to time. Total payments to Great Basin in 1995 for these services were $1,164,000.


                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

   The date by which shareholder proposals must be received  by the Company for
inclusion   in  proxy  materials  relating  to  the  1996  Annual  Meeting   of
Shareholders is December 11, 1996.


                          ANNUAL REPORT ON FORM 10-K

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS, BUT EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO JONATHAN G. USHER, INTRENET, INC., 400 TECHNECENTER DRIVE, SUITE 200, MILFORD, OHIO 45150,
(513) 576-6666.


                          INCORPORATION BY REFERENCE

   To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                          [Form of Proxy]

PROXY

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          INTRENET, INC.

   The undersigned hereby appoints Jonathan G. Usher and Jackson A. Baker, or either of them, proxies with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Intrenet, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the annual meeting of shareholders of the Company to be held May 22, 1995 or any adjournment thereof.

   (Continued, and to be marked, dated and signed, on the other side)

=========
The Board of Directors recommends a vote FOR Items 1 and 2

                                             WITHHELD
                                        FOR  FOR ALL
1-Election of Directors

   Jackson A. Baker
   Eric C. Jackson
   Fernando Montero
   Edwin H. Morgens
   Thomas J. Noonan, Jr.
   A. Torrey Reade
   Philip Scaturro

________________________________
To withhold authority for a nominee, write the nominee's name in the above space.

2-Appointment of                        FOR  AGAINST   ABSTAIN
  Arthur Andersen LLP
  as auditors for 1996

3-In their discretion on any other matters that may properly come before the meeting.


Signature(s)___________________________________   Date__________


Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.